United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
______________________________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Advanced Emissions Solutions, Inc.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ADVANCED EMISSIONS SOLUTIONS, INC.
8051 E. Maplewood Ave., Ste. 210
Greenwood Village, Colorado 80111

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED MARCH 29, 2022
RELATING TO THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, MAY 16, 2022
On March 29, 2022, Advanced Emissions Solutions, Inc., a Delaware corporation ("ADES" or the "Company"), filed a definitive proxy statement (the "Proxy Statement") with the Securities and Exchange Commission in connection with its 2022 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 16, 2022 at 9:00 a.m. (Mountain Time) via live webcast on the Internet, which can be accessed by visiting www.virtualshareholdermeeting.com/ADES2022. As previously disclosed in the Proxy Statement, the record date for determining the Company’s stockholders entitled to vote at the Annual Meeting has been fixed as the close of business on March 22, 2022. This supplement (this "Supplement") to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.
Proposal Four (the "Plan Proposal") in the Notice of Annual Meeting of Stockholders and the Proxy Statement requests that the Company’s stockholders approve the Advanced Emissions Solutions, Inc. 2022 Omnibus Incentive Plan (the "2022 Plan"), including authorization of the issuance of 2,000,000 shares of common stock thereunder plus certain shares remaining available under the Company's 2017 Omnibus Incentive Plan as of the date of stockholder approval of the 2022 Plan (the "remaining 2017 Plan Shares") (subject to adjustment in accordance with the terms of the 2022 Plan). After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services ("ISS") that the Plan Proposal had received an unfavorable recommendation by ISS. On May 4, 2022, after consideration of the ISS recommendation and certain other relevant factors, the Company's board of directors (the "Board") approved an amended version of the 2022 Plan whereby the number of shares of common stock reserved for issuance under the 2022 Plan was reduced from 2,000,000 to 1,250,000 shares of common stock plus the remaining 2017 Plan Shares. The 2022 Plan further provides that the aggregate number of shares of common stock that may be issued pursuant to the exercise of stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Code") granted under the 2022 Plan shall not exceed 1,250,000 shares of common stock, subject to adjustment in accordance with the terms of the 2022 Plan and the requirements under Section 422 of the Code. The "effective date" was also updated in the 2022 Plan to May 4, 2022. If the Plan Proposal, as revised in these supplemental materials, is approved, the 2022 Plan will become effective as of such date. In all other respects the terms of the Plan Proposal and the 2022 Plan remain unchanged.
As of March 25, 2022, ADES had a total of 19,116,463 shares of common stock outstanding. The potential share dilution from the 1,250,000 additional shares to be reserved for issuance under the 2022 Plan, for which stockholder approval is being requested, is 6.5% of the Company's outstanding shares of common stock as of March 25, 2022. The Board has considered this dilutive impact and considers it appropriate in light of the important role of equity-based compensation in our compensation program, which enables our officers and other key employees to acquire or increase their proprietary interest in the operations and future success of our Company and promotes a close identity of interests between such individuals and our stockholders.
The Board has an interest in and may benefit from the adoption of this proposal because the members of the Board are eligible to receive awards under the 2022 Plan.
The Board recommends that you vote "FOR" the approval of the amended Plan Proposal.
As an owner of ADES, your vote is important. Whether or not you are able to attend the annual general meeting, it is important that your shares be represented. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, then no further action is necessary. Any vote "FOR," "AGAINST" or "ABSTAIN" made by the deadlines specified for voting in the Proxy Statement will be counted, respectively, as a vote "FOR," "AGAINST" or "ABSTAIN" with respect to the amended Plan Proposal as described above and in the Proxy Statement. If you would like to change or revoke your prior vote on any proposal, please refer to page 6 of the Proxy Statement for instructions on how to do so.
This Supplement is being released on or about May 5, 2022, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed "additional soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 16, 2022: A COPY OF THE PROXY STATEMENT, THIS SUPPLEMENT, THE PROXY VOTING CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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